Exhibit 11 under Form N-1A
                       Exhibit 23 under Item 601/Reg. S-K





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in Pre-Effective Amendment No. 3 to Form N-1A Registration Statement of WCT Funds of our report dated November 18, 1997, on the Statement of Assets and Liabilities ofWCT Equity Fund as of November 17, 1997, included in or made a part of this registration statement.



By:  /s/ Arthur Andersen LLP
Arthur Andersen LLP
Pittsburgh, Pennsylvania,
November 19, 1997